EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Form S-8 registration statements of Varitronic Systems, Inc. dated October 25, 1994, dated July 2, 1990, and dated June 14, 1988 of our reports dated September 1, 1995, on our audits of the consolidated financial statements and financial statement schedule of Varitronic Systems, Inc. as of July 31, 1995 and 1994, and for the years ended July 31, 1995, 1994 and 1993, which reports are included in or incorporated by reference in this Annual Report on Form 10-K.




Minneapolis, Minnesota
October 24, 1995                                      COOPERS & LYBRAND L.L.P.